UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 26, 2012

AMARANTUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Commission File No.  333-148922

Delaware	26-0690857
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	identification No.)

675 Almanor Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(zip code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Prepared By:

Amarantus Biosciences, Inc.

675 Almanor Ave.

Sunnyvale, CA 94085

www.Amarantus.com

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the possible benefits of MANF therapeutic applications and/or advantages presented by Amarantus’ PhenoGuard technology, as well as statements about expectations, plans and prospects of the development of Amarantus' new product candidates. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks that the anticipated benefits of the therapeutic drug candidates or discovery platforms, as well as the risks, uncertainties and assumptions relating to the development of Amarantus' new product candidates, including those identified under "Risk Factors" in Amarantus' most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in other filings Amarantus periodically makes with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements Amarantus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.

Item 8.01. Other Events

On October 26, 2012, Amarantus BioSciences, Inc. issued a Convertible Promissory Note to Dr. Joseph Rubinfeld, co-founder of Amgen, in the principal amount of $10,000.00. The Note bears interest at the rate of six percent (6%) per annum until paid in full and is convertible into shares of Amarantus common stock at the price of $0.01 per share upon ten (10) days written notice to Amarantus. Dr. Joseph Rubinfeld has submitted a conversion notice to convert his entire note into common stock, for a total 1,000,000 common shares, to be issued within 10 days.

The principal amount of the Note is not material to Amarantus and if converted, the number of shares issued in conversion would be less that one percent (1%) of the outstanding shares of Amarantus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: 26 October 2012.

Amarantus BioSciences, Inc. (Registrant)

By:	/s/ Gerald Commissiong
Gerald Commissiong
Chief Executive Officer